UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2025, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with one or more investors (each, a “Purchaser” and collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 5,741,000 shares (the “Shares”) of the Company’s common stock, $0.00033  par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 59,000 shares of Common Stock and (iii) warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 5,800,000 shares of Common Stock.  The offering price per Share is $0.91 and the purchase price of each Pre-Funded Warrant is $0.9099. The closing of the offering is expected to occur on November 12, 2025, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $1.00 per share, will be exercisable beginning on the six month anniversary of the date of issuance and will expire on the fifth anniversary of the initial exercise date.

The offering is expected to result in gross proceeds to the Company of up to approximately $11.1 million assuming the cash exercise of the Common Warrants in full. The net proceeds to the Company from the offering are expected to be up to approximately $10.4 million. The Company intends to use the net proceeds from the offering for research and development expenses, and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 60-day period following the closing of the offering (each, a “Lock-Up Agreement”).

On November 11, 2025, the Company entered into a warrant amendment agreement (the “Warrant Amendment”) pursuant to which the Company agreed that effective upon closing of the offering, to amend certain existing warrants to purchase up to an aggregate of 5,948,334 shares of Common Stock at an exercise price of $1.50 per share, so that the amended warrants will have a reduced exercise price of $1.00 per share effective upon the closing of the offering and will be exercisable beginning on the date that is six (6) months after the closing of the offering.

On November 7, 2025, the Company also entered into an engagement agreement (the “Engagement Agreement”) with Craig-Hallum Capital Group LLC. Pursuant to the terms of the Engagement Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the Shares and Pre-Funded Warrants and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $100,000.

Pursuant to the Purchase Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not conduct any issuances of Common Stock for a period of 45 days following the closing of the offering and that (ii) it will not enter into a variable rate transaction for a period of 6 months following the closing of the offering.  Notwithstanding the foregoing, 45 days after the closing of the offering, the Company will be permitted to issue securities pursuant to the Amended and Restated At Market Issuance Sales Agreement by and among the Company, B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC , dated as of August 13, 2024 (and file any prospectus supplement in connection with such sales agreement).

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-267041), which was filed by the Company with the Securities and Exchange Commission on August 24, 2022, and declared effective on September 2, 2022, as supplemented by a prospectus supplement dated November 12, 2025.

The form of Purchase Agreement, form of Lock-Up Agreement, form of Pre-Funded Warrant, form of Common Warrant, and form of Warrant Amendment are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Purchase Agreement, Lock-Up Agreement, Pre-Funded Warrants, Common Warrants, and Warrant Amendment are qualified in their entirety by reference to such exhibits.

Item 2.02	Results of Operations and Financial Condition.

For the three month period ended September 30, 2025, the Company had approximately $26.2 million of cash and cash equivalents. This is derived from the Company’s internal books and records and is subject to the completion of financial closing procedures, final adjustments and other developments which may arise between now and the time the financial results for the quarter ended September 30, 2025 are finalized. Therefore, actual results may differ materially from this estimate, and all of the preliminary estimates are subject to change. In addition, preliminary unaudited financial information for the Company’s three month period ended September 30, 2025 is not necessarily indicative of operating results for any future period. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the offering on November 11, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information set forth in the press release referred to in Item 7.01 above, other than the following paragraph, is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K: “For the three month period ended September 30, 2025, the Company had approximately $26.2 million of cash and cash equivalents. This is derived from the Company’s internal books and records and is subject to the completion of financial closing procedures, final adjustments and other developments which may arise between now and the time the financial results for the quarter ended September 30, 2025 are finalized. Therefore, actual results may differ materially from this estimate, and all of the preliminary estimates are subject to change. In addition, preliminary unaudited financial information for the Company’s three month period ended September 30, 2025 is not necessarily indicative of operating results for any future period.”

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Warrant Amendment
5.1	Opinion of DLA Piper LLP (US)
10.1+	Form of Securities Purchase Agreement dated November 11, 2025, by and among PDS Biotechnology Corporation and the Purchasers
10.2	Form of Lock-Up Agreement
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
99.1	Press Release, dated November 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: November 12, 2025	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer